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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and (333-12789), on Form S-3 (333-14025)
and (333-10383) and on Form S-4 (333-13133) of U.S. Office Products Company of our report dated May 31, 1996, except as to the third paragraph of Note 3, which is as of October 26, 1996 and Note 14, which is as of July 10, 1996 relating to the consolidated financial statements of U.S. Office Products Company which appears in the Current Report on Form 8K.


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
January 7, 1997